     As filed with the Securities and Exchange Commission on April 15, 1998

                                                      REGISTRATION  NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------


                                   ITEQ, INC.
                (FORMERLY KNOWN AS AIR-CURE ENVIRONMENTAL, INC.)
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           41-1667001
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                          2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019
                                 (713) 285-2700
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ITEQ, INC. 1990 STOCK OPTION PLAN
           ASTROTECH INTERNATIONAL CORPORATION 1984 STOCK OPTION PLAN
          ASTROTECH INTERNATIONAL CORPORATION 1989 STOCK INCENTIVE PLAN
    ASTROTECH INTERNATIONAL CORPORATION 1994 STOCK OPTION PLAN FOR EMPLOYEES
                   OF BROWN-MINNEAPOLIS TANK & FABRICATING CO.
         ASTROTECH INTERNATIONAL CORPORATION 1995 NONEMPLOYEE DIRECTORS
                                STOCK OPTION PLAN
                              (Full Title of Plans)

                               LAWRANCE W. MCAFEE
                                   ITEQ, INC.
                          2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019
                                 (713) 285-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With copies to:

                                T. WILLIAM PORTER
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600

                               ------------------


                         CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                     PROPOSED
                                                AMOUNT TO             MAXIMUM                PROPOSED           AMOUNT OF
                TITLE OF                           BE                OFFERING           MAXIMUM AGGREGATE      REGISTRATION
       SECURITIES TO BE REGISTERED         REGISTERED(1)(2)     PRICE PER SHARE(3)       OFFERING PRICE(3)         FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share        982,824               $14.09375             $13,851,676            $4,087
============================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the ITEQ, Inc. 1990 Stock Option Plan (the "ITEQ Plan"), the Astrotech International Corporation ("AIX") 1984 Stock Option Plan, the AIX 1989 Stock Incentive Plan, the AIX 1994 Stock Option Plan for Employees of Brown-Minneapolis Tank & Fabricating Co., and the AIX 1995 Stock Option Plan (said AIX plans collectively, the "AIX Plans").

(2) Pursuant to Registration Statement No. 33-68518 (the "Initial Registration Statement"), ITEQ, Inc. (the "Company") registered 2,500,000 shares of Common Stock for issuance under the ITEQ Plan. Pursuant to the merger of AIX with and into the Company on October 28, 1997 (the "Merger"), the Company assumed the AIX Plans. On October 28, 1997, the Company's stockholders approved an increase in the number of shares authorized for issuance under the ITEQ Plan to 3,000,000. As of the date of the Merger, 482,824 shares of Common Stock were issuable pursuant to options outstanding under the AIX Plans, and no additional options could be issued under the AIX Plans except pursuant to the anti-dilution provisions thereof. This Registration Statement constitutes a post-effective amendment of the Initial Registration Statement and an original registration statement with respect to the additional 500,000 shares authorized for issuance under the ITEQ Plan and the 482,824 shares of Common Stock issuable on exercise of options outstanding under the AIX Plans on the date of the Merger.

(3) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price per share of Common Stock, as quoted on the NASDAQ NMS on April 13, 1998. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference into this registration statement (this "Registration Statement") (i) the contents of its annual report on Form 10-K for the annual period ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission") on March 24, 1998, as amended by its report on Form 10-K/A-1, as filed with the Commission on April 2, 1998, (ii) the description of the Company's common stock, par value $.001 per share ("Common Stock"), contained in the Registration Statement on Form S-4 as filed with the Commission on September 18, 1997, as amended by Form S-4/A filed with the Commission on October 3, 1997, (iii) the contents of its report on Form 8-K filed January 20, 1998, and (iv) the contents of its report on Form 8-K filed March 9, 1998.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act') subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in the Company's Plans, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         In connection with the filing of this Registration Statement, Porter & Hedges, L.L.P. has given an opinion on the validity of the securities being registered hereby. T. William Porter, a partner with Porter & Hedges, L.L.P., is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") contains a provision that eliminates, to the extent currently allowed under Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), the personal monetary liability of a director to the Company and its stockholders for breach of his fiduciary duty of care as a director. If a director were to breach the duty of care in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care. To the extent certain claims against directors are limited to equitable remedies, this provision of the Certificate may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of a transaction or an event authorized by the board of directors, the remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, such stockholder would have no effective remedy against the directors. Liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of the Company's stock under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The Certificate further provides that if Section 102(b)(7) of the DGCL is amended or supplemented to allow further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited to the fullest extent permitted by the amended DGCL.

         The DGCL permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnified officer or director, provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests and, in the case of criminal proceedings, provided he had no reasonable cause to believe that his conduct was unlawful. The Certificate provides indemnification for the Company's directors and officers to the fullest extent allowed pursuant to the foregoing provisions of the DGCL.

         The DGCL further permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the indemnified officer or director, provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests. However, no such person will be indemnified as to matters for which he is found to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, indemnification is ordered by a court. The Certificate provides indemnification of the Company's directors and officers to the fullest extent allowed pursuant to the foregoing provisions of the DGCL.

         The Certificate also requires that the Company advance expenses incurred by an officer or director in defending an action or suit in advance of final disposition thereof to the fullest extent allowed by the DGCL or other applicable law. The DGCL currently allows advancement of such expenses provided that the officer or director undertakes to repay such amount if it is ultimately determined that indemnification was not authorized under the DGCL.

         Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Certificate provides that ITEQ has the authority to purchase such insurance. The foregoing indemnification provisions are not exclusive of any other right to indemnity to which a director or officer may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

   4.1 The Company's 1990 Incentive Stock Plan (Incorporated by reference to the Company's Registration Statement on Form S-4, filed September 18, 1997, File No. 333-35891).

   4.2 AIX's 1984 Stock Option Plan (Incorporated by reference to AIX's Registration Statement on Form S-8, filed February 14, 1986, File No. 33-3360).

   4.3 AIX's 1989 Stock Incentive Plan (Incorporated by reference to AIX's Registration Statement on Form S-8, filed July 6, 1989, File No. 33-29754).

   4.4 AIX'S 1994 Stock Option Plan for Employees of Brown-Minneapolis Tank & Fabricating Co. (Incorporated by reference to AIX's Registration Statement on Form S-8, filed on October 12, 1994, File No. 33-85106).

   4.5 AIX's 1995 Nonemployee Directors Stock Option Plan (Incorporated by reference to AIX's Registration Statement on Form S-8, filed November 14, 1995, File No. 33-99290).

  *4.6          Amendment to AIX's 1984 Stock Option Plan.

  *4.7          Amendment to AIX's 1989 Stock Incentive Plan.

  *4.8 Amendment to AIX's 1994 Stock Option Plan for Employees of Brown-Minneapolis Tank & Fabricating Co.

  *4.9          Amendment to AIX's 1995 Nonemployee Directors Stock Option Plan.

  *5.1          Opinion of Porter & Hedges, L.L.P.

  *23.1         Consent of Arthur Andersen LLP

  *23.2         Consent of Coopers & Lybrand L.L.P.

  *23.3         Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

  *24.1         Power of Attorney (included on the signature page hereto)

----------------
*      Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A.       Undertaking to Update

                  The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Undertaking With Respect to Documents Incorporated by
                  Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Undertaking With Respect to Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of ITEQ, Inc., do hereby constitute and appoint Mark E. Johnson and Lawrance W. McAfee, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 14, 1998.


                                             ITEQ, INC.

                                             By: /s/ Mark E.Johnson
                                                -----------------------------
                                                     Mark E. Johnson
                                                     Chairman of the Board
                                                     and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 14, 1998.



          SIGNATURE                                   TITLE


    /s/ Mark E. Johnson                    Director, Chairman of the Board,
---------------------------------            and Chief Executive Officer
        Mark E. Johnson                     (Principal Executive Officer)



    /s/ Lawrance W. McAfee               Director, Executive Vice President,
---------------------------------       Chief Financial Officer and Secretary
        Lawrance W. McAfee          (Principal Financial and Accounting Officer)

    /s/ Thomas N. Amonett                          Director
---------------------------------
        Thomas N. Amonett



---------------------------------                  Director
        Nathan M. Avery



    /s/ Pierre S. Melcher                          Director
---------------------------------
        Pierre S. Melcher



    /s/ T. William Porter                          Director
---------------------------------
        T. William Porter


---------------------------------                  Director
       James L. Rainey, Jr.



---------------------------------                  Director
         James A. Read

                                INDEX TO EXHIBITS


     Exhibit                              Description
     -------                              -----------


       4.1 The Company's 1990 Incentive Stock Plan (Incorporated by reference to the Company's Registration Statement on Form S-4, filed September 18, 1997, File No. 333-35891).

       4.2 AIX's 1984 Stock Option Plan (Incorporated by reference to AIX's Registration Statement on Form S-8, filed February 14, 1986, File No. 33-3360).

       4.3 AIX's 1989 Stock Incentive Plan (Incorporated by reference to AIX's Registration Statement on Form S-8, filed July 6, 1989, File No. 33-29754).

       4.4 AIX'S 1994 Stock Option Plan for Employees of Brown-Minneapolis Tank & Fabricating Co. (Incorporated by reference to AIX's Registration Statement on Form S-8, filed on October 12, 1994, File No. 33-85106).

       4.5 AIX's 1995 Nonemployee Directors Stock Option Plan (Incorporated by reference to AIX's Registration Statement on Form S-8, filed November 14, 1995, File No. 33-99290).

       *4.6      Amendment to AIX's 1984 Stock Option Plan.

       *4.7      Amendment to AIX's 1989 Stock Incentive Plan.

       *4.8 Amendment to AIX's 1994 Stock Option Plan for Employees of Brown-Minneapolis Tank & Fabricating Co.

       *4.9      Amendment to AIX's 1995 Nonemployee Directors Stock Option
                 Plan.

       *5.1      Opinion of Porter & Hedges, L.L.P.

       *23.1     Consent of Arthur Andersen LLP

       *23.2     Consent of Coopers & Lybrand L.L.P.

       *23.3     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

       *24.1     Power of Attorney (included on the signature page hereto)

----------------
*       Filed herewith.